SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2023

WARPSPEED TAXI INC.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-252505	85-3978107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Shiriki House Office Community, 3rd Floor Westside Towers

Lower Kabete Road, Westlands Nairobi, Kenya

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (702) 802-0474

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 3, 2023, we entered into a binding letter of intent dated for reference May 1, 2023 with a United States-based joint venture partner (the “JV Partner”) whereby we will form a U.S. corporation (the “Corporation”) for the purpose of operating a ride-hailing and delivery business using a computer application (the “Application”). The agreement provides that we will be responsible for funding the operation and marketing of the Application business in the amount of $1.5 million and that the JV Partner will cause the owner of the Application to transfer the assets comprising the Application to the Corporation. The JV Partner will be responsible for operating the Company’s business while both parties will oversee monthly budgets for the Corporation. Both parties will each own of a 50% interest in the Corporation though these interests may be diluted through additional financing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Binding Letter of Intent dated May 1, 2023.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WarpSpeed Taxi Inc.

Date: May 8, 2023	By:	/s/ Daniel Okelo
Daniel Okelo, President

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